                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT
                                  (Commercial)
                    SKI SHELTER, SKI LI T AND MOUNTAIN TRACT

     THIS LEASE  AGREEMENT  is made and entered  into to be effective as of 22nd day of April, 1994, by and between the TOWN OF JACKSON, a Municipal  Corporation of the State of Wyoming, of P.O. Box 1687, Jackson,  Wyoming 83001 ("Landlord"),
and SNOW KING RESORT,  INC., a Wyoming  corporation,  of P.O. Box SKI,  Jackson,
Wyoming 83001 ("Tenant") (the "Lease").

                                   WITNESSETH:

     WHEREAS,  Landlord is the owner of those  certain  parcels of real property and  improvements  described  generally as the Ski Shelter  Tract,  the Ski Lift
Tract and the Mountain Tract, all as more particularly described as follows: See
Exhibits  "H", "I" and "J"  attached  hereto and by this  reference  made a part hereof (the "Leased Premises"), reserving unto the Landlord the right to exclude the  cemetery  access  roadway  which  shall be for mutual use by  Landlord  and
Tenant; and

     WHEREAS,  the parties hereto desire to enter into a written lease agreement providing the terms,  covenants and  conditions  for the occupancy of the Leased
Premises by Tenant; and

     WHEREAS,  the  parties  agree that ,any and all prior  leases  between  the parties  concerning  this  property  are  revoked  and  are  superseded  by this document.

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants,  agreements, undertakings and benefits to the parties, the parties agree as follows:

     1. Lease Of Leased Premises.  Landlord agrees to lease to Tenant and Tenant agrees to lease from  Landlord  the Leased  Premises  according to the terms and conditions of this Lease.

     2. Term Of Lease.  The term of the Lease shall be for a term of thirty (30)
years,  commencing on the 1st day of June,  1993 and terminating on the 31st day of May, 2023 unless sooner  terminated or extended  under the  provisions of the
Lease.

     3. Rent And Payment.  Tenant  covenants and agrees to pay Landlord,  during the term of the Lease, as follows:

     (a) Base Rent. The base rent for the Lease  Agreement shall be Ten Thousand
Eight  Hundred  Dollars  ($10,800.00)  per annum  payable  in twelve  (12) equal monthly  installments  on the first  day of each  month of each year of the term hereof.

     (b)  Supplemental  Rent.  Based on Gross  Revenue  in  accordance  with the schedule  attached  hereto  as  Exhibit  "K" and by this  reference  made a part hereof,  Gross Revenue shall include not only those  revenues  listed on Exhibit
"K" but any and all revenues  derived from the  facilities  or use of facilities constructed  or based upon the leased  premises after  deducting  therefrom only sales and use or like taxes.  Tenant shall keep accurate and complete accounting records kept in accordance with applicable  accounting  standards.  Tenant shall provide to Landlord an accounting for all Gross Revenues within ninety (90) days of the  close of each  calendar  year  during  the term of this  Lease or within ninety (90) days  following the  termination  of this Lease,  whichever  date is earlier.  At the time of delivery of the annual  accounting,  Tenant  shall also tender  any  and all  supplemental  rent  due  and  owing  as  evidenced  by the accounting provided.  Landlord shall be entitled to, at Landlord's expense, have conducted  or conduct an audit of Tenant's  books and records to  determine  the accuracy of the  accounting  provided  by Tenant.  In the event such audit shall reveal  additional  supplemental  rent due,  Tenant shall  immediately  pay such supplemental  rent but Tenant shall have the option of  requesting,  at Tenant's expense,  an  independent  third  party  audit to confirm the amount due. In the event the audit shall reveal supplemental rent underpayment of greater than five percent (5%) of the total supplemental rent paid for that year, all audits shall be  conducted  at the  expense  of  Tenant.  This  requirement  for  payment  of supplemental rent shall survive the termination of the Lease for the purposes of collecting  supplemental  rent due and owing through the date of  termination of this Lease.

     (c)  Additional  Rent.  In  addition to the rent  required of Tenant  under subparagraphs (a) and (b), the Tenant shall be required to pay the principal sum of One Hundred and Fifty Three  Thousand  Two Hundred and Thirty  Three  Dollars
($153,233.00) plus interest on said principal amount at a base rate of eight and one half  percent  (8 1/2%)  per  annum,  based  upon an  amortization  schedule attached hereto as Exhibit "L", which monthly  payments shall commence  November
1, 1993,  and shall  continue on a monthly  basis for the  following 120 months.
Tenant has a right of prepayment on this  principal  balance at any time without penalty.

     In addition to the rent  required  of Tenant,  Tenant  shall be jointly and severally responsible with Snow King Resort Center, Inc. (the Tenant for the Ice
Rink premises) for paying, in regular monthly installments,  1/120th monthly, of the total amount of additional rent for the Ice Skating Rink.

     The  additional  rental  payments  due under  this  Lease  Agreement  shall terminate with the 120th monthly rental  installments  and thereafter the rental installments  shall revert to those rentals reserved in paragraphs 33(a) and (b)
of this Lease.

     Rent payments shall commence in accordance with the foregoing  schedule and shall continue each month  thereafter,  and shall be made payable to Landlord as follows: Town of Jackson,  Wyoming, P.O. Box 1687, Jackson,  Wyoming 83001 until directed otherwise.

     4. Late Rent  Charges.  In the event the monthly rent payments are not paid within ten (10) days of the due date,  a late charge of two percent  (2%) of the delinquent  payment  shall  be paid by  Tenant.  Additionally,  said  late  rent payments  shall  automatically  accrue  interest at an interest rate of eighteen percent (18%) from the due date,  which accrual of interest shall continue until the rent payment,  together with accrued interest,  is paid. Such interest shall begin to accrue  automatically  on all delinquent rent payments (not paid within the ten (10) day grace period) and shall be payable on demand  without notice to
Tenant.

     5. Use Of The  Leased  Premises.  The use of the Leased  Premises  shall be restricted  to Ski Area,  ski shelter,  restroom,  meeting and food and beverage services  amenities  and uses  only.  Approval  of  additional  uses will not be unreasonably  withheld.  Furthermore,  the  Leased  Premises  shall  be used and occupied by Tenant in a careful,  safe and proper manner and Tenant shall pay on demand for any damage to the Leased Premises caused by the misuse of same by it, its agents,  employees,  licensees  and  invitees.  Tenant  shall use the Leased
Premises only for purposes not  prohibited by the laws,  regulations,  covenants and ordinances of the United States, the State of Wyoming,  Teton County and the
Town of Jackson.  Tenant  shall not use or keep any  substance or material in or about the Leased  Premises,  which may vitiate or endanger  the  validity of the insurance on the Leased Premises or increase the hazard of the risk.

     Landlord agrees that Tenant may allow the use of the parking area for float trip pickups and drop offs by float trip businesses,  hereinafter referred to as
"operators".

     The Tenant agrees to the following  conditions  for all float trip pick ups and drop offs:

     a.   Landlord shall approve of the number of operators  allowed each season and the number of times each day anyone  operator  may use the parking lot.

     b.   Each operator shall be assigned a specific site in the parking lot for all of its  pick  ups and  drop  offs,  each  site to be  approved  by
          Landlord.

     c.   River trip operators' buses, vans or other vehicles,  picking up river trip  clients or returning  them from river trips,  will be present in the parking  area only for the time  necessary  to gather or disembark those clients,  and will be returned to the operator's private staging and storage area between river trips,  or when  otherwise not actively engaged in meeting,  loading, or unloading,  river trip clients. River trip  operators  and  Tenant  (Snow  King,  Inc.)  recognize  that the
          Landlord, Town of Jackson, places high priority on the availability of public parking, and has the authority,  and at all times may institute policies with operators,  drivers and/or Tenant enforcing courtesy and consideration  in their conduct toward parking lot users,  maintaining availability of vacant parking spaces, ensuring access into and out of parking  areas and  requiring  no undue  blockage of either  spaces or vehicles.

     d.   River trip buses will occupy space in the assigned parking area for no more than 20 minutes for any river trip departure or return.

     Tenant shall have the right, so long as Tenant has a valid license from the
Town of Jackson,  to sell alcoholic and/or malt beverages in specific  locations from within and upon the Leased Premises in accordance with all conditions which apply to any license, adherence with all applicable laws of the State of Wyoming and  ordinances  of the Town of  Jackson  as they may  exist  from time to time.
Tenant is authorized to sublease the premises pursuant to Section 13, below.

     There will be the following restrictions  associated with the dispensing of liquor:

     a.   The licensee will not be allowed to sell package  liquor to the public for off premises consumption.

     b.   During standard operating  functions,  which would be ice skating, and operation as a ski shelter, the applicant will be allowed to sell beer and wine only.

     c.   Full liquor service be allowed at banquets,  parties,  conventions, or special events only.

     d.   The licensee will not operate as a bar or lounge at any time.

     e.   Applicant  and Council  agree to attach the above  conditions  on this lease for the reason that this  facility will allow minors in both the ski shelter area and the ice rink area.

     6. Acceptance Of Leased Premises.  Taking possession of the Leased Premises by Tenant shall be conclusive  evidence as against the Tenant that such premises are in good and satisfactory condition when possession of same was taken. Tenant has  inspected  the Leased  Premises  and accepts the same in "as is"  condition subject only to completion of construction and "punch list" items, if any.

     7.  Subordination  To  Mortgage.  This  Lease  shall be and is hereby  made subordinate  to any mortgages or other  security  instruments,  which may now or hereafter  encumber the Leased  Premises,  and to all  renewals,  modifications, consolidations,  replacements  and  extensions  thereof.  This  clause  shall be self-operative  and no further  instrument of subordination  need be required by any mortgagee or security holder. Tenant shall, at Landlord's request,  promptly
execute  any  appropriate  estoppel  certificate,   subordination  agreement  or
instrument that Landlord may reasonably request in this regard.

     8. Taxes And  Assessments.  Landlord shall pay all real estate taxes,  real estate assessments,  and any and all other governmental charges,  assessments or taxes payable in respect to the Leased  Premises or any part thereof  during the term of this Lease. Tenant shall be liable for taxes levied against its personal property, trade fixtures and other property placed by Tenant in, on or about the
Leased Premises.

     9.  Utilities.  Tenant  shall  pay for the  use of all the  water,  sewage, electrical, gas, telephone, cable television, garbage and other utility services to or used by and in connection with the Leased Premises. Tenant shall establish and maintain all utilities accounts in its name.

     10. Repair And Maintenance.  Tenant  acknowledges  that the Leased Premises are in good repair and working order. Tenant shall, at its sole expense,  except for all Warranty work for new construction or equipment, which shall be assigned or accrue to the benefit of Tenant,  maintain  the  interior and exterior of the
Leased Premises  (including,  without limitation,  all electrical,  plumbing and mechanical  systems)  in as good  order and  repair as it was at the date of the commencement of this Lease, reasonable wear and tear excepted.  Tenant shall not knowingly  commit or willingly  permit to be committed any act or thing contrary
to  the  rules  and   regulations   of  any   federal,   state,   municipal   or
quasi-governmental   authority.   If  the  Landlord  determines,   in  its  sole
discretion,  that the facility is not being properly  maintained,  it shall give notice to Tenant in writing to repair and/or  maintain the premises.  The Tenant shall have 48 hours in which to correct any minor deficiencies (small repairs or cleaning  inadequacies) and thirty (30) days for larger repairs.  If the repairs and  maintenance  are not  performed  to  Landlord's  satisfaction  within  the.
required  time period,  Landlord may employ  another  person or entity to repair and/or  maintain  all or any  part of the  premises  and  the  Tenant  shall  be responsible for the payment of all expenses and costs related to said repair and maintenance,  which if not paid,  shall be deemed a default  pursuant to Section
19, below.

     Landlord shall maintain at its expense,  the parking surface of the parking lots when it determines, in its sole discretion,  that such lot surfaces need to be repaired or replaced.

     Tenant  shall  permit  Landlord,  or its  representatives,  to inspect upon reasonable  notice the Leased  Premises and to make  improvements  to the Leased
Premises  as  Landlord  may  now  or  hereafter  deem  to  be  necessary  and/or appropriate for the Leased Premises. All such improvements shall be done, so far as practicable,  to avoid  interference  with Tenant's  occupancy and use of the
Leased Premises,  provided that Tenant shall not be entitled to compensation for unavoidable interference with its occupancy and use.

     11.  Alterations.  Landlord  shall  have the right at any time to enter the
Leased  Premises to make such  additions,  repairs or alterations as it may deem necessary or property for the safety,  improvement or preservation of the Leased
Premises.

     Tenant shall make no  alterations  in or  additions to the Leased  Premises without first obtaining the written  consent of the Landlord,  and all additions or improvements made by Tenant shall be deemed a part of the Leased Premises and permanent  structure  thereon and shall remain upon and be surrendered  with the
Leased Premises at the termination of this Lease by lapse of time or otherwise.

     12.  Insurance.  Landlord  shall  maintain  fire  and  extended  "all-risk"
coverage insurance upon the Leased Premises, which shall include the Ski Shelter facility and the Ice Rink facility.  Such insurance  shall be maintained with an insurance  company  authorized  to do  business in Wyoming in an amount not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00) during the term of the Lease for both premises.

     Tenant shall maintain at its expense fire and extended  coverage  insurance on all of its personal  property,  including trade fixtures and on all additions and improvements made by Tenant not required to be insured by Landlord.

     Tenant  shall,  at  Tenant's  expense,  maintain  a policy or  policies  of comprehensive  general liability  insurance with the premiums thereon fully paid on or before due date,  issued by and binding upon an  insurance  company with a
Best  Rating  Guide A plus Class 15 Rating,  such  insurance  to afford  minimum
protection   of  not  less  than  a  single   limit  of  One   Million   Dollars
($1,000,000.00)  in  respect  to  personal  injury  and/or  death to one or more persons and for property damage.  The insurance policy shall name Landlord as an additional  insured  and shall cover all risks  incident to Tenant's  use of the
Leased Premises and business in connection therewith.

     Tenant shall furnish Landlord with certificates and copies of all insurance policies to be  maintained  by Tenant with  evidence of payment of the  premiums thereon.  All such  insurance  policies shall contain a clause or endorsement to the effect that they may not be terminated or materially amended during the term of this Lease except after fifteen (15) days written notice thereof to Landlord.

     13. Assignment. Sublease And Mortgage By Tenant. Tenant shall not assign or create a  security  interest  in,  pledge or  encumber  this Lease or the Leased
Premises,  in whole or in part,  or sublet  the  whole or permit  the use of the whole or any part thereof by any sub-tenant, licensee or concessionaire,  unless
Tenant first  obtains  Landlord's  written  consent,  which  consent will not be unreasonably  withheld.  In  the  event  of  any  such  assignment,  subletting, licensing or granting of a concession, Tenant shall never-the-less remain liable for the  performance  of all the terms,  conditions  and covenants of this Lease
(including, without limitation, the covenant to pay rent).

     Tenant is authorized to sublease  specific portions of the premises to Snow
King Resort  Center,  Inc.,  the tenant of the Ice Rink  Building and  operation adjacent to the premises,  with specific  authorization to sell alcoholic and/or malt  beverages.  Any such sublease  shall  require  approval of the Landlord in writing and shall  require that the  sublessee  have a valid liquor  license and that all  operations of the sublessee  shall be strictly in accordance  with all applicable rules, regulations,  ordinances,  and statutes of the Town of Jackson and the State of Wyoming as they may exist from time to time.

     14. Required Subleases.  Notwithstanding the provisions of paragraph 15 and in recognition of  contributions  made by the public and public entities towards the construction of the ski shelter contemplated by this Lease Agreement, Tenant shall be  required as a condition  of this Lease to offer  subleases  which have been approved in writing by Landlord as follows:

          (a) Girl  Scouts.  Tenant shall offer a sublease to the Girl Scouts of
     America, Teton County organization,  for utilization of that portion of the
     Ski Shelter  constructed  upon the leased premises  designated  "Girl Scout
     Area" on the construction or schematic plans for the Ski Shelter. The lease shall be for such amount as is designed to allow  Tenant to recoup only its
     minimal   operating  costs  such  as  pro  rata  allocation  of  utilities, insurance, maintenance,  janitorial, snow removal and similar costs for the operation of the building.  The sublease may provide for utilization of the premises  subject to the sublease by Tenant at periods when that portion of the premises is not utilized by Subtenant  and the rental rate  established shall recognize that right.

          (b)  Jackson  Hole  Ski  Club.  For the  purpose  of  maintaining  and providing an opportunity to improve,  the  utilization of the Snow King Ski
     Area for the benefit of Landlord and Tenant, Tenant shall offer a sub-lease to the  Jackson  Hole Ski  Club,  or its  successor  organization,  for the utilization of that portion of the Ski Shelter  constructed  upon the Lease
     Premises  designated  "Jackson Hole Ski Club Area" on the  construction  or schematic plans for the Ski Shelter.  The lease shall be renewable annually so long as the general purpose of utilization of the Snow King Ski Area for the benefit of the Town of Jackson is'  maintained.  The lease shall be for such amount as is designed to allow Tenant to re-coup its minimal operating costs such as prorata  allocation  of  utilities,  insurance,  maintenance, janitorial  duties,  snow removal and similar costs,  as well as re-couping the amount paid or to be paid by Tenant to Landlord for interior  finish of
     the  Ski  Club  Area.  Tenant  may  impose  reasonable   restrictions  upon
     sub-lessee with respect to parking,  building access and building  security as Tenant  deems  appropriate.  The  sub-lease  may be  nonexclusive  as to portions  of the Ski  Club  Area and may  provide  for  utilization  of the premises subject to the sub-lease by Tenant, or others when that portion of the premises is not being utilized on a fulltime  basis by sub-lessee.  The
     Jackson Hole Ski Club shall have first  priority in all scheduling for this leased space.

     Other than as stated  above,  the Tenant  shall not sublease any portion of the property,  whether the interior or the exterior of the  property,  including the  erection of  temporary  structures,  without  the  written  approval of the
Landlord,  which  approval  shall not be  unreasonably  withheld.  Any  approved sublessee must have a valid liquor license prior to the sale of any alcoholic or malt beverage.

     15. Signs.  Tenant shall have the right to erect and maintain  signs in, on or about the Leased  Premises,  provided,  that same shall comply with governing laws,  regulations,  covenants  and  ordinances of the united  states,  state of
Wyoming,  county of Teton and the Town of Jackson. All such signs must, however, be approved in advance in writing by the Landlord.

     16. Tenant's Covenants. Tenant covenants that it shall:

          (a) Comply with all laws, orders,  regulations,  rules, ordinances and covenants of any state or federal  statute or local ordinance or regulation applicable to Tenant and/or its use of the Leased Premises.

          (b) Give to Landlord  prompt written  notice of any accident,  fire or damage occurring on or to the Leased Premises.

          (c) Keep the Leased Premises  sufficiently  heated to prevent freezing of pipes, waterlines and fixtures.

          (d) Keep the Leased Premises  orderly,  clean,  sanitary and free from objectionable odors and insects, vermin, pets, pests and nuisances.

          (e) Do  all  things  reasonable  possible  to  prevent  filing  of any mechanics' or other liens  against the Leased  Premises or any part thereof by reason of work,  labor,  services or  materials  furnished or claimed to have been furnished to Tenant, or anyone holding the Leased Premises or any part  thereof,  through  or under  Tenant.  If any such lien shall be filed against  the Leased  Premises,  Tenant  shall  either  cause the same to be discharged  of record  within twenty (20) days after the date of the filing of same,  or if the  Tenant,  in  Tenant's  discretion  and in good  faith, determines the lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure against Tenant's or  Landlord's  interest in the Leased  Premises.  If Tenant  shall fail to discharge  such  lien  within  such  period,  or fail to  furnish  adequate security,  then in  addition  to any other  right of  remedy  of  Landlord,
     Landlord may but shall not be  obligated  to  discharge  the lien either by paying the amount  claimed to be due or by procuring  the discharge of such lien by obtaining  security or in any other  manner  available to Landlord.
     Nothing herein  contained  shall imply any consent or agreement on the part of  Landlord  to subject  Landlord's  interest  in the Leased  Premises  to liability under any mechanics' or other lien law.

          (f) Repay Landlord,  as additional rent, on demand, all sums disbursed or  deposited  by Landlord  pursuant  to the  provisions  of this  section,
     including  Landlord's  costs,   expenses  and  reasonable  attorneys'  fees
     incurred by Landlord in connection therewith.

          (g) Permit no one other than employees,  agents, servants and business invitees to remain in or loiter upon the Leased Premises.

          (h)  Comply  with all  reasonable  rules and  regulations  that may be established, from time to time, by Landlord. Tenant covenants that it shall not do or suffer to be done anything  objectionable  to the fire  insurance companies,  whereby the fire insurance or any other  insurance now in force or hereafter to be placed on the Leased  Premises or any part thereof shall become void or suspended,  or be rated as a more hazardous risk than at the date when Tenant receives possession  hereunder.  In the event of breach of this covenant, in. addition to all other remedies of Landlord, Tenant shall pay to Landlord as additional rent any increase in insurance premiums.

          (i) The Landlord has the authority to prohibit parking that interferes with safe and  appropriate  use of the Center and retains the right to sign and enforce parking  regulations for public safety,  access and appropriate use.  The Tenant is required  to direct and  control all public  parking to conform to the regulations and requirements of the Landlord.

     17. Landlord's  Covenants Of Quiet Enjoyment.  The Landlord  covenants that the Tenant,  upon paying the rentals and  performing the covenants upon its part to be performed  herein,  shall  peacefully and quietly have, hold and enjoy the
Leased Premises during the term hereof.

     18. Damage Or Destruction To Leased Premises.  If the Leased Premises shall be  damaged by fire,  the  elements,  unavoidable  accident  or other  casualty, without the fault or  negligence  of Tenant,  or Tenant's  servants,  employees, agents, visitors,  licensees,  invitees or sub-tenants,  and the Leased Premises are not thereby  rendered  untenantable in whole or in part,  Landlord shall, at its expense, cause such damage to be repaired, and the rent shall not be abated.
If,  by  reason  of such  occurrence,  the  Leased  Premises  shall be  rendered untenantable  only in part,  Landlord  shall  promptly  cause  the  damage to be
repaired  and  the  rent,  during  such  period  of  repair,   shall  be  abated
proportionately to the portion of the Leased Premises rendered untenantable. If, by reason of such  occurrence,  the Leased  Premises  shall be  rendered  wholly untenantable,  Landlord  shall cause such  damage to be  repaired  and the rent, during  such  period of  repair,  shall be abated  in whole.  There  shall be no extension of the term of this Lease by reason of such abatement. Notwithstanding the  foregoing  provisions,  if the Leased  Premises  shall be  rendered  wholly untenantable  by reason of such  occurrence  and the Leased  Premises  cannot be repaired  within six (6) months  from the date such damage  occurs,  Landlord or
Tenant shall, at their option, have the right to declare the balance of the term of this Lease to be null and void.

     If any such damage or destruction occurring to the Leased Premises, whether partial or complete, shall occur as the result of the fault or any negligence of
Tenant or Tenant's servants,  employees, agents, business invitees, licensees or sub-tenants,  there shall be no  apportionment  or  abatement of rent during the term of this Lease.

     19.  Default  By Tenant.  The Tenant  agrees to  observe  and  perform  the conditions  and  covenants set forth in this Lease,  and further  agrees that if default be made in the payment of any rent and such  payment  default  continues for ten (10) days  following the due date for such  payment,  or if Tenant shall fail to observe or perform any of the other  conditions  or  covenants  and such other default shall continue for more than thirty (30) days after written notice of such default, then and in that event, and as often as the same may happen, it shall be lawful for Landlord, at its election,  with or without previous notice, to  terminate  this  Lease or to  re-enter  and  repossess  itself of the Leased
Premises without termination, with or without legal proceeding, using such force as may be necessary,  and to remove therefrom any personal property belonging to
Tenant  without  prejudice to any claim for rent or for breach of the  covenants hereof,  or without being guilty of any manner of trespass or forcible entry and detainer.  The foregoing described rights shall be non-exclusive and shall be in addition to any and all of the rights and remedies Landlord may have pursuant to governing law.

     20. Payment After  Termination.  No payments of money by Tenant to Landlord after the  termination  of this Lease,  in any manner or after the giving of any notice by Landlord  to Tenant  shall  reinstate,  continue or extend the term of this  Lease or affect any notice  given to Tenant  prior to the  payment of such money.

     21.  Abandonment Of Leased Premises.  If Tenant shall abandon or vacate the
Leased  Premises  before  the  end of the  term of this  Lease,  or if  Landlord re-enters  the Leased  Premises  without  termination,  the Landlord may, at its option and without notice to Tenant,  enter the Leased Premises,  and re-let the same,  or any  part  thereof,  as it may see fit,  without  thereby  voiding  or terminating  this Lease,  and,  for the purpose of such  reletting,  Landlord is authorized to make any repairs,  changes,  alterations or additions in or to the
Leased  Premises,  as may, in the sole  discretion of Landlord,  be necessary or desirable for the purpose of such re-letting,  and if a sufficient sum shall not be realized from such  re-letting  each month to equal the monthly  rental under the provisions of this Lease, then Tenant agrees to pay such deficiency.

     22.  Indemnification.  Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages,  liability and expense in connection with loss of life, personal injury or damage to property occurring in or about, or arising out of or from the Leased  Premises and adjacent  sidewalks and loading areas,  or the occupancy or use of the Leased  Premises by Tenant or its  sub-tenants,  or  occasioned  wholly or in part by any act or  omission  of
Tenant, its agents, licensees, business invitees, concessionaires,  contractors, customers, employees or sub-tenants.

     In case Landlord  shall be made a party to any  litigation  commenced by or against  Tenant,  its agents,  licensees,  business  invitees,  concessionaires, contractors,  customers, employees or sub-tenants, Tenant shall protect and hold
Landlord  harmless and shall pay all costs,  expenses and reasonable  attorneys'
fees incurred or paid by Landlord in connection with such litigation.

     23.  Attorneys'  Fees. In the event either party shall find it necessary to obtain  the  services  of an  attorney  to  enforce  any  of the  covenants  and
conditions  of  this  Lease,   the   prevailing   party  shall  be  entitled  to
reimbursement for all costs and expenses,  including reasonable attorneys' fees, whether or not litigation is commenced.

     24.  Trade  Fixtures.  Trade  fixtures  installed  by Tenant in the  Leased
Premises  shall  remain the  property  of the Tenant and shall be removed at any time by it on or  before  the  termination  of this  Lease  by  lapse of time or otherwise.  Any damage caused to the Leased  Premises that is the result of such removal shall be repaired by Tenant at its expense.  Any such trade fixtures not removed at or prior to the  termination  shall  become the property of Landlord.
Lighting fixtures, whether or not installed by Tenant, shall not be removable at the expiration or earlier  termination of this lease,  and shall become the sole property of Landlord.

     25.  Landlord's  Access.  Landlord  and  its  agents,  employees  or  other representatives may enter the Leased Premises at any time for the purpose of (a)
inspecting the Leased Premises to ascertain  Tenant's  compliance with the terms and  conditions  of this  Lease,  (b) in order  to make  repairs,  additions  or
alterations   as  the  Landlord  deeds   necessary,   (c)  to  post  notices  of
non-responsibility under mechanics' lien law, (d) to exhibit the Leased Premises for sale, lease or mortgage financing, or (e) for any other reasonable purposes.

     26.  Notices.  Any notices  required or  permitted to be given or served by either  party to the other  shall be  deemed  to have been duly  given or served there if in writing and forwarded by certified  mail,  postage  prepaid,  return receipt  requested,  to the respective  addresses set forth below.  Such notices shall be deemed given upon mailing of sale.

      Tenant:

                  Snow King Resort, Inc.
                  P.O. Box SKI
                  Jackson, Wyoming 83001

      Landlord:

                  Town of Jackson
                  P.O. Box 1687
                  Jackson, Wyoming 83001

     27. Amendment Or Modification.  Tenant  acknowledges and agrees that it has not relied upon any  statement,  representation,  agreement or warranty,  except such as are expressly  stated herein,  and that no amendment or  modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     28. Memorandum Of Lease. The parties may execute a shortform  memorandum of this Lease in recordable form,  which may, at either parties' option,  be placed of record in the Teton County real estate records.

     29. No  Partnership.  No  partnership  or joint  venture is created by this
Lease.  The Landlord and Tenant  shall be construed to be that  relationship  of landlord and tenant only.

     30. Miscellaneous. Time is of the essence.

     No waiver of any breach of one or more of the  conditions  or  covenants in this Lease by Landlord  shall be deemed to imply or  constitute  a waiver of any succeeding or other breach hereunder.

     This Lease and its provisions shall be construed and enforced in accordance with and pursuant to governing Wyoming law.

     The headings used in this Lease are for convenience  only and are not to be used in its construction.

     Whenever  used,  the  singular  shall  include the  plural,  the plural the singular and the use of any gender shall include all genders.

     If there is more than one person  comprising  the  Tenant,  the  covenants, agreements,  undertakings  and  obligations  hereunder  shall be the  joint  and several obligations of all such persons.

     This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original.

     IN WITNESS  WHEREOF,  the  parties  hereto have  executed  this Lease to be effective as of the day and year first above written.

                                          LANDLORD:

                                          TOWN OF JACKSON, a Municipal
                                          Corporation

                                          By: /s/ Jeff L. Crabtree
                                              Mayor
ATTEST:

By: /s/ Town Clerk
    Town Clerk

                                          TENANT:

                                          SNOW KING RESORT, INC., a
                                          Wyoming corporation

                                          By:  /s/ Manuel B. Lopez
                                               President

ATTEST:

By: /s/ Secretary
    Secretary